Exhibit 99.1

Sonus Networks Reports 2016 Second Quarter Results

For Immediate Release: July 27, 2016

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent Cloud communications, today announced results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•                  Total Company revenue was $60.9 million, compared to $54.7 million in the second quarter of 2015.

•                  Product revenue was $35.4 million, compared to $27.0 million in the second quarter of 2015.

•                  Service revenue was $25.5 million, compared to $27.7 million in the second quarter of 2015.

•                  GAAP gross margin was 66.1%, compared to 62.9% in the second quarter of 2015.

•                  Non-GAAP gross margin was 69.2%, compared to 65.9% in the second quarter of 2015.

•                  GAAP operating expenses were $42.9 million, compared to $49.5 million in the second quarter of 2015.

•                  Non-GAAP operating expenses were $37.8 million, compared to $40.9 million in the second quarter of 2015.

•                  GAAP loss per share was $0.06, compared to a GAAP loss per share of $0.31 in the second quarter of 2015.

•                  Non-GAAP earnings per share was $0.08, compared to a non-GAAP loss per share of $0.10 in the second quarter of 2015.

•                  Cash and investments were $142.7 million, compared to $142.4 million at the end of the first quarter of 2016.

“I am very pleased with our financial performance in the second quarter of 2016 as we exceeded all metrics related to our financial guidance that we provided on our first quarter of 2016 earnings call,” said Ray Dolan, Sonus president and CEO.  “Total revenue grew 11% compared to the second quarter of 2015.  We continued to have a strong pipeline and we had a solid book-to-bill ratio in the second quarter of 2016.”

“Our second quarter results set us up for a strong year, as we consistently invest in the future,” continued Dolan.  “The Company is executing at a rapid pace and continues to deliver industry-leading, secure, reliable and scalable real-time communications solutions to our service provider and enterprise customers.  Our focus moving forward will be to improve profitability as the industry migrates to the Cloud.”

Susan Villare, Sonus interim CFO, commented, “Our solid gross margin performance combined with lower operating expenses resulted in a GAAP loss per share of $0.06 compared to a GAAP loss per share of $0.31 in the second quarter of 2015. Non-GAAP diluted earnings per share was $0.08, compared to our guidance of $0.03 to $0.04. GAAP and non-GAAP gross margins in the second quarter of 2016 increased 320 basis points and 330 basis points, respectively, versus the comparable period last year. Our second quarter of 2016 GAAP and non-GAAP operating expenses decreased by $6.5 million and $3 million, respectively, versus our second quarter of 2015 as we realized the full benefit of our 2015 cost reduction program. We ended the second quarter of 2016 with approximately 1,050 employees, which was flat as compared to our first quarter of 2016 and our fiscal year end 2015.  Lastly, our balance sheet remained strong and we ended our second quarter of 2016 with cash and equivalents of $142.7 million.”

Stock Buyback Program

During the second quarter of 2016, the Company repurchased a total of 0.4 million shares at a weighted average price of $8.61 per share, for a total of $3.5 million.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $10 million of the Company’s common stock as of the end of its second quarter of 2016.

2016 Restructuring Program

The Company is announcing a restructuring program to further accelerate its investment in new technologies as the communications industry migrates to a Cloud-based architecture.  The Company expects to record between $3 million and $4 million of restructuring expense over the next twelve months in connection with this action,  resulting in expected annual savings of approximately $6 million to $8 million. The Company intends to utilize the entire savings to shift headcount towards new strategic initiatives (e.g., new products, expanded go-to-market footprint in selected geographies and discrete vertical markets). The Company plans to provide additional information regarding this program when it reports its third quarter of 2016 results.

Q316 and FY16 Guidance

The Company’s guidance is based on current indications for its business, which is subject to change.  Gross margin, operating expenses and diluted earnings per share are presented on both a GAAP and non-GAAP basis.  A reconciliation of the non-GAAP to GAAP guidance and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q316 Guidance	FY16 Guidance
Total Company Revenue	$63 million to $65 million	$257 million to $263 million
GAAP Gross Margin	65% to 65.6%	Not provided
Non-GAAP Gross Margin(1)	68% to 68.5%	Not provided
GAAP Operating Expenses	$44.6 million to $45.6 million	Not provided
Non-GAAP Operating Expenses(1)	$38.5 million to $39.5 million	Not provided
GAAP Loss per Share	($0.07) to ($0.06)	($0.22) to ($0.18)
Non-GAAP Diluted Earnings per Share(1)	$0.08 to $0.09	$0.35 to $0.39
Basic Shares	49.6 million	49.5 million
Diluted Shares	50 million	50 million

1)       Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Conference call details:

Date:  July 27, 2016

Time:  8:30 a.m. (ET)

Dial-in number:  800-707-8454

International callers:  +1-303-223-4368

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event.  A replay of the telephone conference call will be available following the conference call until August 10, 2016, and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers.  The reservation number for the replay is 21813731.

Accounting Period

Beginning in fiscal 2016, the Company will report its first, second and third quarters on a month-end basis, such that the first quarter ended on March 31, 2016, the second quarter ended on June 30, 2016, and the third quarter will end on September 30, 2016.  The Company’s fiscal year will continue to end on December 31.

Tags

Sonus Networks, Sonus, SONS, 2016 second quarter, 2016 earnings, results, IP-based network solutions, SBC, DSC, SWe, SDN, software edition, software SBC, session border controller, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX, NFV

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of Cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our executive officers in the section “Second Quarter 2016 Highlights”, statements in the sections “2016 Restructuring Program” and “Q316 and FY16 Guidance” and statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the Network Equipment Technologies, Inc. (NET) and Performance Technologies, Incorporated (PT) acquisitions and the Treq Labs, Inc. (Treq) asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility, patent litigation settlement costs, acquisition-related expense, restructuring and certain gains and losses included in other income (expense).  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In June 2016, we recorded $0.6 million of patent litigation settlement costs.  This amount is included as a component of General and administrative expense; however, we believe that such patent litigation settlement costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding this patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

During the second quarter of 2015, we reached an agreement with the landlord of one of our previously restructured facilities to vacate the facility without penalty or future payments.  As a result, we were able to vacate the facility earlier than originally planned.  In connection with this settlement, we recorded incremental depreciation expense to account for the change in estimated life of the fixed assets related to this facility.  We believe that excluding this incremental depreciation expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as such incremental depreciation expense is not related to our ongoing operations or our core business activities.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  Additionally, as announced above, we expect to record restructuring expense in connection with a new restructuring initiative over the next twelve months.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

In July 2016, we sold the NET domain name to a third party and expect to recognize a gain, net of commission and fees, of $0.8 million, which we will record as a component of Other income, net, in the third quarter of 2016.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Wendy Tullo

(978) 614-8167

wtullo@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 26,
	2016	2016	2015
Revenue:
Product	$35,349	$34,769	$27,042
Service	25,508	24,382	27,659
Total revenue	60,857	59,151	54,701

Cost of revenue:
Product	11,409	11,536	11,269
Service	9,220	9,212	9,018
Total cost of revenue	20,629	20,748	20,287

Gross profit	40,228	38,403	34,414

Gross margin:
Product	67.7%	66.8%	58.3%
Service	63.9%	62.2%	67.4%
Total gross margin	66.1%	64.9%	62.9%

Operating expenses:
Research and development	17,457	17,318	19,968
Sales and marketing	16,192	16,595	17,540
General and administrative	9,287	8,371	10,444
Acquisition-related	—	—	24
Restructuring	—	—	1,487
Total operating expenses	42,936	42,284	49,463

Loss from operations	(2,708)	(3,881)	(15,049)
Interest income (expense), net	217	164	(20)
Other income, net	10	103	5

Loss before income taxes	(2,481)	(3,614)	(15,064)
Income tax provision	(435)	(1,040)	(279)

Net loss	$(2,916)	$(4,654)	$(15,343)

Loss per share:
Basic	$(0.06)	$(0.09)	$(0.31)
Diluted	$(0.06)	$(0.09)	$(0.31)

Shares used to compute loss per share:
Basic	49,423	49,484	49,484
Diluted	49,423	49,484	49,484

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 26,
	2016	2015
Revenue:
Product	$70,118	$51,907
Service	49,890	52,939
Total revenue	120,008	104,846

Cost of revenue:
Product	22,945	22,917
Service	18,432	18,285
Total cost of revenue	41,377	41,202

Gross profit	78,631	63,644

Gross margin:
Product	67.3%	55.8%
Service	63.1%	65.5%
Total gross margin	65.5%	60.7%

Operating expenses:
Research and development	34,775	39,307
Sales and marketing	32,787	37,305
General and administrative	17,658	19,668
Acquisition-related	—	131
Restructuring	—	1,148
Total operating expenses	85,220	97,559

Loss from operations	(6,589)	(33,915)
Interest income, net	381	8
Other income, net	113	50

Loss before income taxes	(6,095)	(33,857)
Income tax provision	(1,475)	(845)

Net loss	$(7,570)	$(34,702)

Loss per share:
Basic	$(0.15)	$(0.70)
Diluted	$(0.15)	$(0.70)

Shares used to compute loss per share:
Basic	49,453	49,454
Diluted	49,453	49,454

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$36,261	$50,111
Short-term investments	52,505	58,533
Accounts receivable, net	36,851	51,533
Inventory	20,674	23,111
Other current assets	13,763	11,853
Total current assets	160,054	195,141

Property and equipment, net	12,407	13,620
Intangible assets, net	22,368	26,087
Goodwill	40,310	40,310
Investments	53,942	33,605
Deferred income taxes	1,778	1,879
Other assets	5,207	2,249
	$296,066	$312,891

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,330	$5,949
Accrued expenses	20,949	31,963
Current portion of deferred revenue	38,148	38,716
Current portion of long-term liabilities	898	821
Total current liabilities	64,325	77,449

Deferred revenue	7,227	7,374
Deferred income taxes	2,631	2,282
Other long-term liabilities	1,829	2,760
Total liabilities	76,012	89,865

Commitments and contingencies

Stockholders equity:
Common stock	49	49
Additional paid-in capital	1,244,694	1,240,803
Accumulated deficit	(1,030,812)	(1,023,242)
Accumulated other comprehensive income	6,123	5,416
Total stockholders’ equity	220,054	223,026
	$296,066	$312,891

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 26,
	2016	2015
Cash flows from operating activities:
Net loss	$(7,570)	$(34,702)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,970	6,902
Amortization of intangible assets	3,719	3,238
Stock-based compensation	9,056	11,629
Loss on disposal of property and equipment	26	22
Deferred income taxes	587	335
Changes in operating assets and liabilities:
Accounts receivable	14,955	14,223
Inventory	844	(3,590)
Other operating assets	(2,566)	(1,389)
Accounts payable	(1,732)	(1,994)
Accrued expenses and other long-term liabilities	(11,182)	(13,466)
Deferred revenue	(888)	4,524
Net cash provided by (used in) operating activities	9,219	(14,268)

Cash flows from investing activities:
Purchases of property and equipment	(2,636)	(4,524)
Business acquisitions, net of cash acquired	(750)	(10,147)
Purchases of marketable securities	(59,138)	(3,737)
Sale/maturities of marketable securities	44,364	30,620
Net cash provided by (used in) investing activities	(18,160)	12,212

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	632	1,668
Proceeds from exercise of stock options	15	1,739
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(832)	(2,164)
Repurchase of common stock	(4,980)	(6,084)
Principal payments of capital lease obligations	(24)	(41)
Net cash used in financing activities	(5,189)	(4,882)

Effect of exchange rate changes on cash and cash equivalents	280	(91)

Net decrease in cash and cash equivalents	(13,850)	(7,029)
Cash and cash equivalents, beginning of year	50,111	41,157
Cash and cash equivalents, end of period	$36,261	$34,128

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility and patent litigation settlement expense included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	June 30,	March 31,	June 26,
	2016	2016	2015
Stock-based compensation
Cost of revenue - product	$93	$71	$83
Cost of revenue - service	322	332	397
Cost of revenue	415	403	480

Research and development expense	1,210	1,179	1,445
Sales and marketing expense	1,224	1,020	1,852
General and administrative expense	1,792	1,813	3,032
Operating expense	4,226	4,012	6,329

Total stock-based compensation	$4,641	$4,415	$6,809

Amortization of intangible assets
Cost of revenue - product	$1,455	$1,627	$1,176

Sales and marketing expense	318	319	415
Operating expense	318	319	415

Total amortization of intangible assets	$1,773	$1,946	$1,591

Depreciation expense for abandoned facility
Research and development expense	$—	$—	$324

Patent litigation settlement
General and administrative expense	$605	$—	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility and patent litigation settlement expense included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Six months ended
	June 30,	June 26,
	2016	2015
Stock-based compensation
Cost of revenue - product	$164	$157
Cost of revenue - service	654	777
Cost of revenue	818	934

Research and development expense	2,389	2,803
Sales and marketing expense	2,244	2,868
General and administrative expense	3,605	5,024
Operating expense	8,238	10,695

Total stock-based compensation	$9,056	$11,629

Amortization of intangible assets
Cost of revenue - product	$3,082	$2,344

Sales and marketing expense	637	894
Operating expense	637	894

Total amortization of intangible assets	$3,719	$3,238

Depreciation expense for abandoned facility
Research and development expense	$—	$324

Patent litigation settlement expense
General and administrative expense	$605	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 26,
	2016	2016	2015

GAAP gross margin - product	67.7%	66.8%	58.3%
Stock-based compensation expense	0.3%	0.2%	0.3%
Amortization of intangible assets	4.1%	4.7%	4.4%
Non-GAAP gross margin - product	72.1%	71.7%	63.0%

GAAP gross margin - service	63.9%	62.2%	67.4%
Stock-based compensation expense	1.2%	1.4%	1.4%
Non-GAAP gross margin - service	65.1%	63.6%	68.8%

GAAP total gross margin	66.1%	64.9%	62.9%
Stock-based compensation expense	0.7%	0.7%	0.9%
Amortization of intangible assets	2.4%	2.8%	2.1%
Non-GAAP total gross margin	69.2%	68.4%	65.9%

GAAP total gross profit	$40,228	$38,403	$34,414
Stock-based compensation expense	415	403	480
Amortization of intangible assets	1,455	1,627	1,176
Non-GAAP total gross profit	$42,098	$40,433	$36,070

GAAP research and development expense	$17,457	$17,318	$19,968
Stock-based compensation expense	(1,210)	(1,179)	(1,445)
Depreciation expense for abandoned facility	—	—	(324)
Non-GAAP research and development expense	$16,247	$16,139	$18,199

GAAP sales and marketing expense	$16,192	$16,595	$17,540
Stock-based compensation expense	(1,224)	(1,020)	(1,852)
Amortization of intangible assets	(318)	(319)	(415)
Non-GAAP sales and marketing expense	$14,650	$15,256	$15,273

GAAP general and administrative expense	$9,287	$8,371	$10,444
Stock-based compensation expense	(1,792)	(1,813)	(3,032)
Patent litigation settlement expense	(605)	—	—
Non-GAAP general and administrative expense	$6,890	$6,558	$7,412

GAAP operating expenses	$42,936	$42,284	$49,463
Stock-based compensation expense	(4,226)	(4,012)	(6,329)
Amortization of intangible assets	(318)	(319)	(415)
Patent litigation settlement expense	(605)	—	—
Depreciation expense for abandoned facility	—	—	(324)
Acquisition-related expense	—	—	(24)
Restructuring	—	—	(1,487)
Non-GAAP operating expenses	$37,787	$37,953	$40,884

GAAP loss from operations	$(2,708)	$(3,881)	$(15,049)
Stock-based compensation expense	4,641	4,415	6,809
Amortization of intangible assets	1,773	1,946	1,591
Patent litigation settlement expense	605	—	—
Depreciation expense for abandoned facility	—	—	324
Acquisition-related expense	—	—	24
Restructuring	—	—	1,487
Non-GAAP income (loss) from operations	$4,311	$2,480	$(4,814)

GAAP income (loss) from operations as a percentage of revenue	-4.4%	-6.6%	-27.5%
Stock-based compensation expense	7.6%	7.5%	12.5%
Amortization of intangible assets	2.9%	3.3%	2.9%
Patent litigation settlement expense	1.0%	0.0%	0.0%
Depreciation expense for abandoned facility	0.0%	0.0%	0.6%
Acquisition-related expense	0.0%	0.0%	*
Restructuring	0.0%	0.0%	2.7%
Non-GAAP income (loss) from operations as a percentage of revenue	7.1%	4.2%	-8.8%

GAAP net loss	$(2,916)	$(4,654)	$(15,343)
Stock-based compensation expense	4,641	4,415	6,809
Amortization of intangible assets	1,773	1,946	1,591
Depreciation expense for abandoned facility	—	—	324
Patent litigation settlement expense	605	—	—
Acquisition-related expense	—	—	24
Restructuring	—	—	1,487
Non-GAAP net income (loss)	$4,103	$1,707	$(5,108)

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.06)	$(0.09)	$(0.31)
Stock-based compensation expense	0.09	0.08	0.14
Amortization of intangible assets	0.04	0.04	0.03
Depreciation expense for abandoned facility	—	—	0.01
Patent litigation settlement expense	0.01	—	—
Acquisition-related expense	—	—	**
Restructuring	—	—	0.03
Gain on sale of domain name	—	—	—
Non-GAAP diluted earnings (loss) per share	$0.08	$0.03	$(0.10)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,423	49,484	49,484
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,970	49,685	49,484

*    Less than 0.1% of revenue

**  Less than $0.01 impact on loss per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 26,
	2016	2015

GAAP gross margin - product	67.3%	55.8%
Stock-based compensation expense	0.2%	0.3%
Amortization of intangible assets	4.4%	4.6%
Non-GAAP gross margin - product	71.9%	60.7%

GAAP gross margin - service	63.1%	65.5%
Stock-based compensation expense	1.3%	1.4%
Non-GAAP gross margin - service	64.4%	66.9%

GAAP total gross margin	65.5%	60.7%
Stock-based compensation expense	0.7%	0.9%
Amortization of intangible assets	2.6%	2.2%
Non-GAAP total gross margin	68.8%	63.8%

GAAP total gross profit	$78,631	$63,644
Stock-based compensation expense	818	934
Amortization of intangible assets	3,082	2,344
Non-GAAP total gross profit	$82,531	$66,922

GAAP research and development expense	$34,775	$39,307
Stock-based compensation expense	(2,389)	(2,803)
Depreciation expense for abandoned facility	—	(324)
Non-GAAP research and development expense	$32,386	$36,180

GAAP sales and marketing expense	$32,787	$37,305
Stock-based compensation expense	(2,244)	(2,868)
Amortization of intangible assets	(637)	(894)
Non-GAAP sales and marketing expense	$29,906	$33,543

GAAP general and administrative expense	$17,658	$19,668
Stock-based compensation expense	(3,605)	(5,024)
Patent litigation settlement expense	(605)	—
Non-GAAP general and administrative expense	$13,448	$14,644

GAAP operating expenses	$85,220	$97,559
Stock-based compensation expense	(8,238)	(10,695)
Amortization of intangible assets	(637)	(894)
Depreciation expense for abandoned facility	—	(324)
Patent litigation settlement expense	(605)	—
Acquisition-related expense	—	(131)
Restructuring	—	(1,148)
Non-GAAP operating expenses	$75,740	$84,367

GAAP income (loss) from operations	$(6,589)	$(33,915)
Stock-based compensation expense	9,056	11,629
Amortization of intangible assets	3,719	3,238
Depreciation expense for abandoned facility	—	324
Patent litigation settlement expense	605	—
Acquisition-related expense	—	131
Restructuring	—	1,148
Non-GAAP income (loss) from operations	$6,791	$(17,445)

GAAP loss from operations as a percentage of revenue	-5.5%	-32.3%
Stock-based compensation expense	7.6%	11.1%
Amortization of intangible assets	3.1%	3.1%
Depreciation expense for abandoned facility	0.0%	0.3%
Patent litigation settlement expense	0.5%	0.0%
Acquisition-related expense	0.0%	0.1%
Restructuring	0.0%	1.1%
Non-GAAP income (loss) from operations as a percentage of revenue	5.7%	-16.6%

GAAP net loss	$(7,570)	$(34,702)
Stock-based compensation expense	9,056	11,629
Amortization of intangible assets	3,719	3,238
Depreciation expense for abandoned facility	—	324
Patent litigation settlement expense	605	—
Acquisition-related expense	—	131
Restructuring	—	1,148
Non-GAAP net income (loss)	$5,810	$(18,232)

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.15)	$(0.70)
Stock-based compensation expense	0.19	0.23
Amortization of intangible assets	0.07	0.07
Depreciation expense for abandoned facility	—	0.01
Patent litigation settlement expense	0.01	—
Acquisition-related expense	—	**
Restructuring	—	0.02
Non-GAAP diluted earnings (loss) per share	$0.12	$(0.37)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,453	49,454
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,780	49,454

** Less than $0.01 impact on loss per share

SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Guidance

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ending
	September 30, 2016
	Range

Revenue	$63	$65

Gross margin
GAAP outlook	65.0%	65.6%
Stock-based compensation expense	0.6%	0.6%
Amortization of intangible assets	2.4%	2.3%
Non-GAAP guidance	68.0%	68.5%

Operating expenses
GAAP outlook	$44.6	$45.6
Stock-based compensation expense	(4.3)	(4.3)
Amortization of intangible assets	(0.3)	(0.3)
Restructuring	(1.5)	(1.5)
Non-GAAP guidance	$38.5	$39.5

Income (loss) per share
GAAP outlook	$(0.07)	$(0.06)
Stock-based compensation expense	0.10	0.10
Amortization of intangible assets	0.04	0.04
Restructuring	0.03	0.03
Gain on sale of domain name	(0.02)	(0.02)
Non-GAAP guidance	$0.08	$0.09

	Year ending December 31, 2016
	Range

Revenue	$257	$263

Income (loss) per share
GAAP outlook	$(0.22)	$(0.18)
Stock-based compensation expense	0.37	0.37
Amortization of intangible assets	0.15	0.15
Patent litigation settlement expense	0.01	0.01
Restructuring	0.06	0.06
Gain on sale of domain name	(0.02)	(0.02)
Non-GAAP guidance	$0.35	$0.39